Exhibit 99.1

TOREADOR ANNOUNCES FOURTH-QUARTER,

FULL-YEAR 2004 EARNINGS CONFERENCE CALL

DALLAS, TEXAS – (February 28, 2005) – Toreador Resources Corporation (NASDAQ: TRGL) will host a conference call on Tuesday, March 8, at 3 p.m. Central standard time (4 p.m. Eastern standard time) to discuss fourth-quarter and full-year 2004 financial and operating results.

Active call participants who wish to ask questions during the conference call should dial toll-free 800-798-2801, passcode 57792424 about 15 minutes before the scheduled conference call time to be connected to the call. International callers should dial 617-614-6205, passcode 57792424.

Those who wish only to listen to the live audio webcast may access the webcast via Toreador’s Internet home page at www.toreador.net.

Those unable to participate in the live call may hear a rebroadcast at www.toreador.net or may dial toll-free 888-286-8010, passcode 47125824 to listen to a replay of the call. International callers should dial 617-801-6888, passcode 47125824.

ABOUT TOREADOR

Toreador Resources Corporation is an independent international energy company engaged in the acquisition, development, exploration and production of natural gas, crude oil and other income-producing minerals. The company holds interests in developed and undeveloped oil and gas properties in France, Romania, Turkey and Trinidad. In the United States, Toreador primarily owns working interests in five states. More information about Toreador may be found at the company’s web site, www.toreador.net.

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CONTACTS:

Toreador Resources
Douglas W. Weir, SVP and CFO
Crystal C. Bell, Director, Investor Relations

214-559-3933 or 800-966-2141